UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2022 (the “Effective Date”), Cohen & Company, LLC (the “Operating LLC”), a Delaware limited liability company and the operating subsidiary of Cohen & Company Inc., a Maryland corporation (the “Company”), entered into Amendment No. 1 to Amended and Restated Employment Agreement (the “Amendment”), by and among the Company, the Operating LLC, Daniel G. Cohen (“Mr. Cohen”), and the Company’s indirect subsidiaries, J.V.B. Financial Group Holdings, LP (formerly C&Co/PrinceRidge Holdings LP) (“PrinceRidge”) and C&Co/PrinceRidge Partners LLC (together with the Company, the Operating LLC, Mr. Cohen and PrinceRidge, the “Parties”). The Amendment amended the Amended and Restated Employment Agreement, dated May 9, 2013, by and among Mr. Cohen and the remaining Parties (the “Employment Agreement”) to provide that, effective as of the Effective Date, (i) Mr. Cohen will serve as the Executive Chairman of the Company’s Board of Directors and the Executive Chairman of the Operating LLC’s Board of Managers; and (ii) as a result of Mr. Cohen’s new roles, Mr. Cohen will no longer be eligible to receive certain annual and semi-annual Allocations (as defined below) from the Operating LLC. The amendment also amended the Employment Agreement to provide for certain exceptions to the confidentiality provisions therein.

Prior to the Amendment, Mr. Cohen served, pursuant to the Employment Agreement, as (i) Chairman of the Company’s Board of Directors and Chairman of the Operating LLC’s Board of Managers, (ii) President of Cohen & Company Financial Limited, a wholly owned subsidiary of the Operating LLC formerly regulated by the Financial Conduct Authority in the United Kingdom, and (iii) President and Chief Executive of the European Business (as defined in the Employment Agreement). Further, prior to the Amendment, Mr. Cohen was, pursuant to the Employment Agreement, entitled to receive the following allocations from the Operating LLC (collectively, the “Allocations”): (i) a payment equal to 25% of the aggregate net income, if any, of the European Business in each calendar year as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), subject to an off-set equal to 25% of the aggregate net losses, if any, in prior periods until such net losses were fully off-set by net income in future periods, and (ii) a payment equal to 20% of the gross revenues generated on transactions that Mr. Cohen was responsible for generating for the Operating LLC’s non-European broker-dealers during each semi-annual calendar period as determined in accordance with GAAP. As noted above, as a result of the Amendment, Mr. Cohen is no longer eligible to receive the Allocations.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*	Amendment No. 1 to Amended and Restated Employment Agreement, dated May 24, 2022, by and among Cohen & Company Inc., Cohen & Company, LLC, Daniel G. Cohen, J.V.B. Financial Group Holdings, LP and C&Co/PrinceRidge Partners LLC.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: May 25, 2022	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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